中倫律师事务所
ZHONG LUN LAW FIRM
深圳市福田区益田路 6003 号荣超商务中心 A 座 10 层　邮政编码：518026
10/F, Tower A, Rongchao Centre, 6003 Yitian Road, Futian District, Shenzhen, China, 518026
电话/Tel：86-755-3325 6666　传真/Fax：86-755-3320 6888
网址/Website：http://www.zhonglun.com

To the Board of Directors
China Information Security Technology, Inc.

We hereby consent to the disclosure in the Registration Statement on Form S-3 of China Information Security Technology, Inc. (the "Company"), of our name as the Company's legal counsel in the People's Republic of China and to the reference to us in the Experts section of the Registration Statement.

We also consent to the use in the Registration Statement of our legal opinion, dated October 30, 2009, with respect to the legality of the Management Services Agreement, effective as of July 1, 2007, by and among the Company's wholly-owned subsidiary and the parties signatory thereto, and the transactions contemplated thereby.

/s/ Zhong Lung Law Firm

ZHONG LUN LAW FIRM
Shenzhen, China
November 2, 2009